Exhibit 99.1

 Contact: Courtney Boone

412.433.6791

Sarah Cassella

412.433.6777

FOR IMMEDIATE RELEASE

UNITED STATES STEEL CORPORATION ELECTS MARIO LONGHI TO PRESIDENT AND CHIEF OPERATING OFFICER

PITTSBURGH, May 30, 2013 – United States Steel Corporation Chairman and Chief Executive Officer John P. Surma today announced that the company’s Board of Directors has elected Mario Longhi to the position of president. Longhi will retain his current role as chief operating officer and assume additional responsibilities for Risk Management and Human Resources. The change will take place June 1, and he will remain in Pittsburgh.

Also effective June 1, Larry T. Brockway, senior vice president and chief risk officer, and Susan M. Suver, vice president -human resources, will report directly to Longhi.

Longhi joined U. S. Steel in July 2012 as executive vice president and chief operating officer with responsibility for the company’s North American flat-rolled, Tubular and Central European operations, as well as global operations services.

“Since joining our company, Mario has integrated swiftly and smoothly into our operationally intensive, international metals business with a strong focus on safety, quality, customer service and continuous improvement,” said Surma. “Under his direct leadership, we are implementing initiatives designed to capture significant and sustainable cost benefits, efficiencies and quality improvements, while enhancing our market position, creating shareholder value and maintaining our commitment to our core values. The expansion of his responsibilities should enable an acceleration of our business performance improvement plans.”

Longhi serves as a member of the Board of Directors of RTI International Metals, Inc.

For more information about U. S. Steel, visit www.ussteel.com.

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2013-0017